EXHIBIT 99.1

MeetMe Reports Fourth Quarter and Full Year 2013 Financial Results

●	Total Fourth Quarter Revenue increased 12% year-over-year to $13.0 million as a result of a 128% increase in Mobile Revenue
●	Fourth Quarter Adjusted EBITDA of $2.4 Million, which is an 18.5% Adjusted EBITDA margin

NEW HOPE, PA –March 14, 2014 – MeetMe®, Inc. (NYSE MKT: MEET), the public market leader in social discovery, today reported financial results for the fourth quarter and full year ended December 31, 2013.

Fourth Quarter 2013 Financial Highlights

●	Mobile average revenue per user (ARPU) exceeded web ARPU for the first time in Company history.

●	In line with recently upwardly revised expectations, total revenue was $13.0 million, a 12% increase from the fourth quarter of 2012.

●

Mobile revenue was up 128% from the year ago quarter to a record $5.1 million, driven primarily by a significant increase in mobile advertising. Mobile represented nearly 40% of total MeetMe fourth quarter revenue, the highest proportion in Company history.

●

Adjusted EBITDA increased to $2.4 million, or 18.5% of total revenues, up from $977,000 in the fourth quarter of 2012. Net income for the quarter was $15,290. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most directly comparable GAAP financial measures, below.)

Full Year 2013 Financial Highlights

●	Mobile revenue was a record of $12.6 million, up 106% from $6.1 million in 2012.

●

Adjusted EBITDA was $1.8 million for the year. Over the final three quarters of the year, the Company generated Adjusted EBITDA of $3.5 million. Net loss for 2013 was $11 million. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most directly comparable GAAP financial measures, below.)

●	Cash and Cash Equivalents totaled $6.3 million at December 31, 2013, up from $5.0 million at December 31, 2012.

Geoff Cook, CEO of MeetMe, said, “We successfully built a number of strong mobile monetization products in 2013, including advertising, freemium, and subscription products. Our mobile native advertising product, launched in March of 2013, accounted for 29% of mobile revenue in the fourth quarter, as a result of both increased ad impressions and stronger CPMs on native units versus traditional mobile banners.  Moreover, the fourth quarter was the first time in our Company’s history that mobile ARPU exceeded web ARPU. Our mobile users login 100 times a month on average, compared to nine times on the web, and we believe that higher level of engagement now translates to higher levels of monetization as a result of these successful new products.”

“Our primary goal in 2014 is to drive significantly more mobile daily active users. The team is executing against an ambitious and exciting product pipeline aimed at increasing both viral spread and engagement among our users. Over the years, we have grown our audience from zero to over one million daily users primarily on the basis of our repeated success in creating new engaging products and then continually improving them.”

“In the coming weeks, we intend to launch a dramatic overhaul of Chat, our most important feature, to make it easier, faster, and more powerful for meeting new people. We know Chat is the core of the MeetMe app, with more than 50% of daily users sending a chat and more than 75% receiving a chat every day. We also know some portion of users who discover each other on MeetMe will leave MeetMe for dedicated messaging apps like Whatsapp. We intend to dramatically upgrade our Chat feature in order to retain users while at the same time differentiating it around the meet-new-people use case. In particular, we plan to add real-time components, including real-time typing and status indicators, to enhance our current product. We also intend to enable ephemeral photo-sharing directly within the chat conversation. The ability to share photos within messages is one of the most requested features from users, and we believe this product will enable increased messaging volume and ultimately contribute to virality and improved DAU/MAU ratios.”

David Clark, Chief Financial Officer of MeetMe, added, “The fourth quarter of 2013 represents an important inflection point as we returned to year-over-year revenue growth driven by the strong performance of our mobile strategy. This was also a successful earnings turnaround year, beginning with positive Adjusted EBITDA in the second quarter and culminating with positive GAAP earnings in the fourth quarter. The significant improvement of our bottom line illustrates the earnings potential in our business with fourth quarter Adjusted EBITDA increasing 144%, an Adjusted EBITDA margin of over 18% and our first quarter of GAAP earnings in over five years. We expect to be EBITDA positive and generate positive free cash flow before debt service in 2014. Our plan for 2014 is to fund initiatives that we believe will drive user growth and engagement that will create shareholder value over the longer term.”

Webcast and Conference Call Details

Management will host a conference call and audio webcast to discuss fourth quarter 2013 financial results today at 10:30 AM Eastern Time. During the conference call, management will also present the Company’s revenue guidance estimates for 2014. Presentation materials will be posted after the call on the Company’s website, www.meetmecorp.com, in the Investors section under the “Presentations” tab. A webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.meetmecorp.com and a replay will be available for 90 days. Interested parties unable to access the conference call via the webcast may dial 1-888-317-6003 and reference ID: 4559901#.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NYSE MKT: MEET). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. With 70 percent of traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. The Company operates MeetMe.com and MeetMe apps on iPhone, iPad, and Android in multiple languages including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding new features and innovative apps and whether such features and apps will drive increased mobile traffic and revenue. All statements other than statements of historical facts contained herein, including statements regarding the future success of our mobile monetization products, including advertising, freemium, and subscription products, future levels of monetization and the influence of new products on monetization, our ability to drive more mobile daily active users, the effectiveness of our product pipeline to increase viral spread and user engagement, our ability to create new products and continually improve them, whether we successfully upgrade our Chat feature and the effectiveness of that upgrade, whether we can successfully add ephemeral photo sharing to chat conversations and if so whether it will result in increased messaging volume and ultimately contribute to virality and improved DAU/MAU ratios, the future earnings potential of our business, whether we will be EBITDA positive and generate positive free cash flow before debt service in 2014, and whether we will fund initiatives which will drive user growth and engagement that creates shareholder value are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that we will not be able to launch products and updates as anticipated, the risk that our applications will not function easily or otherwise as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices.  Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2012 and the Current Reports on Form 8-K filed with the SEC on May 1, 2013, October 1, 2013 and November 6, 2013.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations above.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, income taxes, depreciation and amortization, and non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

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Contact:
Joe Hassett

Gregory FCA

610-228-2110

joeh@gregoryfca.com

MEETME, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2013 AND 2012

(UNAUDITED)

	2013	2012
Assets
Current Assets
Cash and cash equivalents	$6,330,532	$5,022,007
Accounts receivable, net of allowance of $495,000 and $547,000, at December 31, 2013 and December 31, 2012, respectively	10,136,929	15,744,789
Notes receivable	-	111,569
Prepaid expenses and other current assets	597,133	870,881
Total current assets	17,064,594	21,749,246

Goodwill	70,646,036	70,646,036
Intangible assets, net	4,787,941	6,746,273
Property and equipment, net	2,871,800	4,772,632
Other assets	205,869	520,480
Total assets	$95,576,240	$104,434,667

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$3,331,484	$3,528,607
Accrued expenses and other liabilities	3,262,327	3,213,115
Deferred revenue	275,761	392,612
Accrued dividends	-	69,455
Current portion of capital leases	928,181	648,573
Current portion of long-term debt	2,333,966	1,903,368
Total current liabilities	10,131,719	9,755,730

Long term capital leases, less current portion, net	713,699	1,058,230
Long term debt, less current portion, net	2,102,842	8,098,558
Other Liabilities	819,930	-
Total liabilities	13,768,190	18,912,518

Commitments and Contingencies (see Note 9)

Stockholders' Equity:
Preferred stock, $.001 par value, authorized 5,000,000 shares: Convertible preferred stock Series A-1, $.001 par value; authorized – 1,000,000 shares; 1,000,000 shares issued and outstanding at December 31, 2013 and 2012, respectively	1,000	1,000
Common stock, $.001 par value; authorized - 100,000,000 shares; 38,477,359 and 37,046,405 shares issued and outstanding at December 31, 2013 and 2012, respectively	38,481	37,050
Additional paid-in capital	282,496,996	275,261,794
Accumulated deficit	(200,110,075)	(189,211,750)
Accumulated other comprehensive loss	(618,352)	(565,945)
Total stockholders’ equity	81,808,050	85,522,149
Total liabilities and stockholders’ equity	$95,576,240	$104,434,667

See notes to consolidated financial statements included in the December 31, 2013 10-K filing.

MEETME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended December 31,		Yeaers Ended December 31,
	2013	2012	2013	2012

Revenues	$13,016,106	$11,608,937	$40,378,007	$46,657,959
Operating Costs and Expenses:
Sales and marketing	2,393,167	2,367,564	7,799,077	8,467,158
Product development and content	7,117,098	6,905,722	26,660,709	29,510,917
General and administrative	2,115,897	3,337,527	7,875,395	9,663,323
Depreciation and amortization	1,106,621	1,073,330	4,387,464	3,962,290
Restructuring costs	-	(469,011)	2,540,896	422,488
Loss on debt restructure	-	-	1,174,269	-
Total Operating Costs and Expenses	12,732,783	13,215,132	50,437,810	52,026,176
Income (loss) from Operations	283,323	(1,606,195)	(10,059,803)	(5,368,217)
Other Income (Expense),net:
Interest income	1,869	2,811	9,725	16,569
Interest expense	(269,902)	(418,538)	(848,247)	(1,285,674)
Other income net	-	-	-	9,611
Total other expense	(268,033)	(415,727)	(838,522)	(1,259,494)
Income (loss) before income taxes	15,290	(2,021,922)	(10,898,325)	(6,627,711)
Income taxes	-	-	-	-
Net income (loss) from continuing operations	$15,290	$(2,021,922)	$(10,898,325)	$(6,627,711)
Loss from discontinued operations, net of taxes	$-	$-	$-	$(3,680,627)
Net Income (loss) Allocable To Common Shareholders	$15,290	$(2,021,922)	$(10,898,325)	$(10,308,338)

Basic and diluted net loss per common shareholders:
Continuing operations	$0.00	$(0.05)	$(0.29)	$(0.18)
Discontinued operations	$0.00	$0.00	$0.00	$(0.10)
Basic and diluted net loss per common shareholders	$0.00	$(0.05)	$(0.29)	$(0.28)
Weighted Average Number of Shares Outstanding, Basic and Diluted:	38,477,359	36,924,360	38,048,446	36,461,615

Net income (loss)	$15,290	$(2,021,922)	$(10,898,325)	$(10,308,338)
Foreign currency translation, net	(25,466)	(1,078)	(52,407)	(102,996)
Comprehensive Loss	$(10,176)	$(2,023,000)	$(10,950,732)	$(10,411,334)

See notes to consolidated financial statements included in the December 31, 2013 10-K filing.

MEETME, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Net loss from continuing operations allocable to common shareholders	$15,290	$(2,021,922)	$(10,898,325)	$(6,627,711)

Interest expense	269,902	418,538	848,247	1,285,674
Depreciation and amortization	1,106,621	1,073,330	4,387,464	3,962,290
Amortization of stock based compensation	996,477	976,740	3,758,043	3,881,896
Loss on contingency for lawsuit settlements	-	1,000,000	-	1,000,000
Acquisition and restructuring costs	-	(469,011)	2,540,896	422,488
Loss on debt restructure	-	-	1,174,269	-
Adjusted EBITDA	$2,388,290	$977,675	$1,810,594	$3,924,637

GAAP Basic and diluted net loss per common shareholders	$0.00	$(0.05)	$(0.29)	$(0.18)
Basic Adjusted EBITDA per common shareholders	$0.06	$0.03	$0.05	$0.11
Diluted Adjusted EBITDA per common shareholders	$0.06	$0.02	$0.04	$0.09

Weighted average number of shares outstanding, Basic	38,477,359	36,924,360	38,048,446	36,461,615
Weighted average number of shares outstanding, Dilutive	40,694,677	40,815,708	40,375,214	41,514,224